Exhibit 99.1
FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Second Quarter 2026 Financial Results; Announced Additional $350 Million Share Repurchase Authorization

AUSTIN, Texas (July 29, 2026)—Q2 Holdings, Inc. (NYSE: QTWO), a leading provider of digital transformation solutions for financial services, today announced results for its second quarter ending June 30, 2026.

GAAP Results for the Second Quarter 2026

•Revenues of $219.8 million, up by 13 percent compared to the prior-year quarter and 2 percent from first quarter 2026.

•GAAP gross margin of 59.2 percent, up from 53.6 percent in the prior-year quarter and 59.1 percent in first quarter 2026.

•GAAP net income of $29.9 million, up from $11.8 million for the prior-year quarter and $26.6 million for first quarter 2026.

Non-GAAP Results for the Second Quarter 2026

•Non-GAAP gross margin of 62.3 percent, up from 57.5 percent for the prior-year quarter and 62.1 percent in first quarter 2026.

•Adjusted EBITDA of $62.8 million, up from $45.8 million for the prior-year quarter and $60.0 million for first quarter 2026.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“We delivered another strong quarter of consistent execution, with solid bookings across our solution portfolio, while also delivering more than 500 basis points of adjusted EBITDA margin expansion from the prior year quarter,” said Matt Flake, Chairman, President and CEO, Q2. "Customers increasingly view Q2 as a strategic partner, evidenced by a top 25 U.S. bank that added relationship pricing this quarter to a partnership that already spans our commercial digital banking and risk and fraud solutions. That same platform breadth is what we believe positions us for the road ahead: extending AI and fraud innovation across our customer base, which was front and center at our largest CONNECT yet. With a healthy pipeline entering the second half, we remain confident in our ability to execute and deliver long-term value.”

“Our record revenue, gross margin, and adjusted EBITDA this quarter demonstrate the continued strength and scalability of our financial model,” said Jonathan Price, CFO, Q2. “We also retired our convertible notes in June, ending the quarter debt-free, which we believe gives us greater flexibility in how we finance the business and additional optionality in how we allocate capital going forward. This performance, coupled with our outlook for the remainder of the year, has given us the confidence to raise our full-year guidance on both revenue and adjusted EBITDA for 2026. We remain dedicated to delivering growth, margin expansion, and improved capital efficiency as we continue to drive value for our shareholders.”

Price added that the Company’s performance, outlook and debt-free balance sheet supported the Board of Directors’ decision to approve up to an additional $350 million of share repurchases, following the $150 million authorization announced in November 2025.

Second Quarter Highlights

•Signed eight Enterprise and Tier 1 contracts in the quarter highlighted by:

◦An expansion agreement with a Top 25 U.S. Enterprise bank to add our relationship pricing solutions, deepening the existing relationship with Q2.

◦A net new agreement with a Tier 1 bank for our retail and commercial digital banking solutions, won after the bank acquired an existing Q2 customer.

◦Expansion agreements with two Tier 1 banks to add our relationship pricing solutions, both of which are existing digital banking customers.

•Subscription Annualized Recurring Revenue increased to $825.5 million, up 15 percent year-over-year.

•Remaining Performance Obligations total, or Backlog, increased by $21.6 million sequentially and $404.3 million year-over-year, resulting in a total committed Backlog of approximately $2.8 billion at quarter-end, representing 1 percent sequential growth and 17 percent year-over-year growth.

•In the second quarter ended June 30, 2026, Q2 repurchased 0.5 million shares of the Company's outstanding common stock at an average share price of approximately $45.67 for total consideration of $22.9 million. As of the end of the quarter, Q2 had $24.9 million remaining on its $150 million share repurchase authorization announced in November 2025.

CONNECT 26: Customers Move from Interest to Action on AI and Fraud

•Record attendance: Q2’s annual CONNECT customer conference drew its largest-ever audience with over 1,500 attendees representing over 900 existing and prospective customers.

•Who attended: Participants spanned executives from financial institutions and leaders across relationship pricing, risk & fraud, digital banking and AI, as well as partners from our Innovation Studio ecosystem, reflecting how central Q2 has become to the customer and partner ecosystem.

•AI front and center: Q2 introduced Q2 Assistant, an embedded capability that lets bankers use natural language to access information and navigate workflows and was the most-demoed product at the event, and demonstrated Q2 Code, its AI-assisted development capability.

•Fraud as a top priority: Q2 showcased its new account takeover capabilities through User Activity Monitoring, which uses AI to detect and intervene on potential compromise in real time, and already has double-digit early-adopter customers.

•The takeaway: Customers are moving from AI curiosity to AI adoption, turning to Q2 as a trusted partner for practical, workflow-driven innovation.
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Share Repurchase Program

Today, Q2 also announces that its Board of Directors has approved up to an additional $350 million of share repurchases, bringing total currently available repurchase capacity to approximately $375 million. Q2 may purchase shares in the open market or in privately negotiated transactions, including accelerated share repurchase transactions, block trades, or pursuant to Rule 10b5-1 trading plans.

Financial Outlook

As of July 29, 2026, Q2 Holdings is providing guidance for its third quarter of 2026 and updated guidance for its full year 2026, which represents Q2 Holdings’ current estimates on Q2 Holdings’ operations and financial results. The financial information below includes adjusted EBITDA, which represents forward-looking, non-GAAP financial information. GAAP net income is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net income in that it excludes items such as depreciation and amortization, stock-based compensation, transaction-related costs, interest and other (income) expense, income taxes, lease and other restructuring charges, and non-recurring legal settlements not in our ordinary course of business. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net income or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net income. However, it is important to note that these excluded items could be material to Q2's results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for the third quarter of 2026 as follows:

•Total revenue of $218.5 million to $222.5 million, which would represent year-over-year growth of 8 to 10 percent.

•Adjusted EBITDA of $58.5 million to $61.5 million, representing 27 to 28 percent of revenue for the quarter.

Q2 Holdings is providing updated guidance for the full-year 2026 as follows:

•Total revenue of $881.0 million to $886.0 million, which would represent year-over-year growth of 11 percent.

•Adjusted EBITDA of $244.0 million to $248.0 million, representing 28 percent of revenue for the year.

Conference Call Details

Date:	Wednesday, July 29, 2026
Time:	5:00 p.m. EDT
Hosts:	Matt Flake, Chairman, President & CEO / Jonathan Price, CFO
Webcast Registration:	https://events.q4inc.com/attendee/416606984

All participants must register using the above link. The webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.Q2.com/. An archived replay of the webcast will be available on this website for a limited time after the call. Q2 has used, and intends to continue to use, its investor relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Q2 Holdings, Inc.

Q2 is a leading provider of digital transformation solutions for financial services, serving banks, credit unions, alternative finance companies, and fintechs in the U.S. and internationally. Q2 enables its financial institution and fintech customers to provide comprehensive, data-driven digital engagement solutions for consumers, small businesses and corporate clients. Headquartered in Austin, Texas, Q2 has offices worldwide and is publicly traded on the NYSE and NYSE Texas under the stock symbol QTWO. To learn more, please visit Q2.com. Follow us on LinkedIn and X to stay up to date.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: adjusted EBITDA; adjusted EBITDA margin; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income; non-GAAP net income; non-GAAP net income per common share, diluted; and free cash flow. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of adjusted EBITDA, Q2 adjusts net income for such items as interest and other (income) expense, taxes, depreciation and amortization, stock-based compensation, transaction-related costs, lease and other restructuring charges, and non-recurring legal settlements not in our ordinary course of business. In the case of adjusted EBITDA margin, Q2 calculates adjusted EBITDA margin by dividing adjusted EBITDA by revenue. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation, amortization of acquired technology, transaction-related costs and lease and other restructuring charges. In the case of non-GAAP sales and marketing expense and non-GAAP research and development expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP general and administrative expense excludes stock-based compensation and non-recurring legal settlements not in our ordinary course of business. Non-GAAP operating expense is calculated by taking the sum of non-GAAP sales and marketing expenses, non-GAAP research and development expense and non-GAAP general and administrative expense. In the case of non-GAAP operating income and non-GAAP net income, Q2 adjusts operating income, for stock-based compensation, transaction-related costs, amortization of acquired technology, amortization of acquired intangibles, lease and other restructuring charges and non-recurring legal settlements not in our ordinary course of business, and with respect to non-GAAP net income, Q2 additionally adjusts for amortization of debt issuance costs and the related tax effects of the adjustments above. The tax effect of non-GAAP adjustments is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment and considers the current and deferred tax impact of those adjustments. The Company is in a cumulative income position on a non-GAAP basis and has not recorded a valuation allowance against deferred tax assets in the non-GAAP tax provision. As a result, the non-GAAP tax expense may differ significantly from the GAAP tax expense. In the case of non-GAAP net income per common share, diluted, Q2 divides non-

GAAP net income by the diluted weighted average common shares outstanding. In the case of free cash flow, Q2 adjusts net cash provided by (used in) operating activities for purchases of property and equipment and capitalized software development costs. A reconciliation of prior quarter non-GAAP financial measures to the nearest comparable GAAP measures may be found in Exhibit 99.1 of Q2's Form 8-K filed on April 29, 2026.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income. As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.

Forward-looking Statements

This press release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact, including statements about: customer perception of Q2 as a strategic partner; the ability of our platform breadth to position us for the road ahead, including by extending AI and fraud innovation; the health of our sales pipeline; our ability to execute and deliver long-term value; our balance sheet strength and resulting flexibility in how we finance the business and the additional optionality for capital allocation it provides; our focus on delivering growth, margin expansion, and improved capital efficiency, and to drive shareholder value; the capabilities and demand for our AI solutions, including Q2 Assistant, Q2 Code and our new account takeover product; customer trust and demand for Q2’s AI solutions; and our quarterly and annual financial guidance.

The forward-looking statements contained in this press release are based upon Q2’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risks associated with cyberattacks, financial transaction fraud, data and privacy breaches and breaches of security measures within our products, systems and infrastructure or the products, systems and infrastructure of third parties upon which we rely and the resultant disruption, costs and liabilities and harm to our business and reputation and our ability to sell our solutions; (b) the risks associated with rapidly evolving technologies, such as quantum computing, and advances in artificial intelligence, or AI, including the increasing availability of more capable AI models to the public that may further enhance the ability of threat actors or autonomous AI agent systems to identify, develop and exploit vulnerabilities, automate certain aspects of cyberattacks and conduct more targeted or scalable social engineering, fraud schemes or end-to-end intrusions; (c) the impact of and our ability to respond to global economic uncertainties and challenges or changes in the financial services industry and credit markets, including as a result of mergers and acquisitions within the banking sector, inflationary pressures, fluctuating interest rates, instability in the financial services industry, any changes to, or new, financial regulations and their potential impacts on our prospects' and customers' operations, increased acceptance and use of emerging financial products, such as cryptocurrencies or stablecoin, including any impact on the timing of prospect and customer implementations and purchasing decisions, our business sales cycles and on account holder or end user, or End User, usage of our solutions; (d) the risks associated with continued market volatility, including in the financial services sector, potential inflationary pressures and the impact of any monetary policy changes that may be implemented as a result, the possibility and potential impact of any U.S. tariffs and global trade measures, including retaliatory tariffs and the impact on the valuation of marketable securities; (e) the risk of increased or new competition in our existing markets and as we enter new markets or new segments of existing markets, or as we offer new solutions; (f) the risks associated with the development of our solutions, including AI-based solutions, our AI and data strategies and solutions, our use of AI tools and solutions, changes to regulation related to AI and data privacy and any discordance between the market for our solutions compared to our expectations; (g) quarterly fluctuations in our operating results relative to our expectations and guidance and the accuracy of our forecasts;
(h) the risks and increased costs associated with managing growth and global operations, including hiring, training, retaining and motivating employees to support such growth; (i) the risks associated with our transactional business which are typically driven by End-User behavior and can be influenced by external drivers outside of our control; (j) the risks associated with effectively managing our business and cost structure in an uncertain economic environment, including as a result of challenges in the financial services industry and the effects of seasonality and unexpected trends; (k) the risks associated with geopolitical instability, including acts of war or military conflict, uncertainties or discord, including the continuing war in Ukraine, the war in Iran and other conflicts in the Middle East and other parts of the world, heightened risk of state-sponsored cyberattacks or cyber fraud on financial services and other critical infrastructure; (l) the risks associated with accurately forecasting and managing the impacts of any economic downturn or challenges in the financial services industry on our customers and their End Users, including in particular the impacts of any downturn on financial technology companies or alternative finance companies and our arrangements with them, which may include more complex revenue arrangements for us and which may be more vulnerable to an economic downturn than our financial institution customers; (m) the challenges and costs associated with selling, implementing and supporting our solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of our solutions and the impact that the timing of bookings and go-lives may have on our revenue and financial performance in a period; (n) the risk that errors, interruptions or delays in our solutions or Web hosting negatively impacts our business and sales; (o) the risks associated with the operation of and reliance on third-party public cloud service providers, including any transition, integration, resiliency, performance or cost risks following migration; (p) the difficulties and risks associated with developing and selling complex new solutions and enhancements, including those using AI, in an environment in which the technical and regulatory specifications and functionality required by our customers and relevant governmental authorities are difficult to predict; (q) the risks associated with operating within and selling into a regulated industry, including risks related to the rapidly evolving regulation of, and litigation with respect to, AI and machine learning, the receipt, collection, storage, processing and transfer of data and increased regulatory scrutiny on financial technology and related services, including specifically on banking-as-a-service, or BaaS, services; (r) the risks associated with our sales and marketing capabilities, including partner relationships and the length, cost and unpredictability of our sales cycle; (s) the risks inherent in third-party technology and implementation partnerships, including defects, failures, interruptions or disruptions in third-party services or solutions, that could disrupt our services or otherwise cause harm to our business; (t) the risks associated with our reliance on a limited number of third-party AI vendors and concentration in such relationships, including potential disruption of hosted AI services, pricing increases, contractual limitations or the loss of access to key AI capabilities; (u) the risk that we will not be able to maintain historical contract terms such as pricing and duration; (v) the general risks associated with the complexity of our customer arrangements and our solutions; (w) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (x) the risks and challenges around increased regulatory scrutiny and evolving requirements for money movement services and the resulting potential higher costs, increased complexity and limitations on offerings on our business and financial results; (y) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (z) the risks associated with further consolidation in the financial services industry; (aa) the risks associated with selling our solutions internationally and with the continued expansion of our international operations; and (bb) the risk that we may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2’s website at http://investors.Q2.com/. These forward-looking statements represent Q2’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and except as required by law, Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$99,917	$367,631
Restricted cash	2,218	1,672
Investments	6,508	65,064
Accounts receivable, net	70,514	51,716
Contract assets, current portion, net	8,702	8,596
Prepaid expenses and other current assets	20,434	28,234
Deferred solution and other costs, current portion	25,206	22,631
Deferred implementation costs, current portion	10,972	10,508
Total current assets	244,471	556,052
Property and equipment, net	27,843	27,783
Right of use assets	26,754	27,188
Deferred solution and other costs, net of current portion	29,914	27,827
Deferred implementation costs, net of current portion	33,344	28,929
Intangible assets, net	73,446	78,377
Goodwill	512,869	512,869
Contract assets, net of current portion and allowance	16,144	14,103
Other long-term assets	3,633	3,149
Total assets	$968,418	$1,276,277

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$63,333	$76,799
Convertible notes, current portion	—	303,368
Deferred revenues, current portion	186,789	155,003
Lease liabilities, current portion	8,691	8,915
Total current liabilities	258,813	544,085
Deferred revenues, net of current portion	24,181	26,826
Lease liabilities, net of current portion	32,242	33,832
Other long-term liabilities	9,728	9,723
Total liabilities	324,964	614,466

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	1,201,853	1,275,980
Accumulated other comprehensive loss	(2,680)	(1,953)
Accumulated deficit	(555,725)	(612,222)
Total stockholders' equity	643,454	661,811
Total liabilities and stockholders' equity	$968,418	$1,276,277

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenues (1)	$219,765	$195,148	$436,271	$384,883
Cost of revenues (2)	89,565	90,584	178,157	179,329
Gross profit	130,200	104,564	258,114	205,554

Operating expenses:
Sales and marketing	25,944	27,037	51,664	53,564
Research and development	41,115	36,914	82,995	74,767
General and administrative	33,068	31,034	65,255	63,356
Transaction-related costs	20	—	270	—
Amortization of acquired intangibles	—	—	—	93
Lease and other restructuring charges	712	(261)	900	1,745
Total operating expenses	100,859	94,724	201,084	193,525
Income from operations	29,341	9,840	57,030	12,029
Total other income, net	2,376	3,657	4,440	6,708
Income before income taxes	31,717	13,497	61,470	18,737
Provision for income taxes	(1,859)	(1,733)	(4,973)	(2,220)
Net income	$29,858	$11,764	$56,497	$16,517
Other comprehensive income (loss):
Unrealized loss on available-for-sale investments	(1)	(53)	(61)	(77)
Foreign currency translation adjustment	(44)	335	(666)	512
Comprehensive income	$29,813	$12,046	$55,770	$16,952

Net income per common share
Basic	$0.48	$0.19	$0.91	$0.27
Diluted	$0.46	$0.18	$0.87	$0.25
Weighted average common shares outstanding
Basic	62,486	62,353	62,412	61,790
Diluted	65,420	69,642	66,666	64,963

(1) The following table disaggregates the Company's revenue by major source:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Subscription	$182,773	$158,422	$362,659	$312,711
Transactional	17,924	16,734	35,732	35,351
Services and Other	19,068	19,992	37,880	36,821
Total Revenues	$219,765	$195,148	$436,271	$384,883
(2) Includes amortization of acquired technology of $4.3 million and $5.5 million for the three months ended June 30, 2026 and 2025, respectively, and $8.7 million and $11.0 million for the six months ended June 30, 2026 and 2025, respectively.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$56,497	$16,517
Adjustments to reconcile net income to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	15,091	14,566
Depreciation and amortization	23,802	27,275
Amortization of debt issuance costs	721	1,086
Amortization of premiums and discounts on investments	(20)	(835)
Stock-based compensation expense	40,823	43,510
Deferred income taxes	(30)	(1,303)
Other non-cash items	(586)	146
Changes in operating assets and liabilities:	(19,323)	(8,790)
Net cash provided by operating activities	116,975	92,172
Cash flows from investing activities:
Net maturities (purchases) of investments	58,630	(28,973)
Purchases of property and equipment	(8,301)	(2,095)
Capitalized software development costs	(13,479)	(10,549)
Net cash provided by (used in) investing activities	36,850	(41,617)
Cash flows from financing activities:
Repurchases of common shares	(120,081)	—
Payment for maturity of convertible notes	(303,995)	—
Proceeds from exercise of stock options and ESPP	3,617	4,218
Net cash provided by (used in) financing activities	(420,459)	4,218
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(534)	451
Net increase (decrease) in cash, cash equivalents and restricted cash	(267,168)	55,224
Cash, cash equivalents and restricted cash, beginning of period	369,303	360,793
Cash, cash equivalents and restricted cash, end of period	$102,135	$416,017

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP gross profit	$130,200	$104,564	$258,114	$205,554
Stock-based compensation	2,115	2,062	4,302	5,280
Amortization of acquired technology	4,347	5,504	8,696	11,009
Lease and other restructuring charges	333	173	333	317
Non-GAAP gross profit	$136,995	$112,303	$271,445	$222,160

Revenues	$219,765	$195,148	$436,271	$384,883

GAAP gross margin	59.2%	53.6%	59.2%	53.4%
Non-GAAP gross margin	62.3%	57.5%	62.2%	57.7%

GAAP sales and marketing expense	$25,944	$27,037	$51,664	$53,564
Stock-based compensation	(2,279)	(3,989)	(4,823)	(7,441)
Non-GAAP sales and marketing expense	$23,665	$23,048	$46,841	$46,123

GAAP research and development expense	$41,115	$36,914	$82,995	$74,767
Stock-based compensation	(4,152)	(4,161)	(8,298)	(8,203)
Non-GAAP research and development expense	$36,963	$32,753	$74,697	$66,564

GAAP general and administrative expense	$33,068	$31,034	$65,255	$63,356
Stock-based compensation	(12,012)	(12,288)	(23,400)	(22,586)
Non-recurring legal settlements	—	—	—	(1,750)
Non-GAAP general and administrative expense	$21,056	$18,746	$41,855	$39,020

GAAP operating income	$29,341	$9,840	$57,030	$12,029
Stock-based compensation	20,558	22,500	40,823	43,510
Transaction-related costs	20	—	270	—
Amortization of acquired technology	4,347	5,504	8,696	11,009
Amortization of acquired intangibles	—	—	—	93
Lease and other restructuring charges	1,045	(88)	1,233	2,062
Non-recurring legal settlements	—	—	—	1,750
Non-GAAP operating income	$55,311	$37,756	$108,052	$70,453

GAAP net income	$29,858	$11,764	$56,497	$16,517
Stock-based compensation	20,558	22,500	40,823	43,510
Transaction-related costs	20	—	270	—
Amortization of acquired technology	4,347	5,504	8,696	11,009
Amortization of acquired intangibles	—	—	—	93
Lease and other restructuring charges	1,045	(88)	1,233	2,062
Non-recurring legal settlements	—	—	—	1,750
Amortization of debt issuance costs	360	550	720	1,233
Tax adjustment	(11,184)	(8,380)	(21,568)	(16,861)
Non-GAAP net income	$45,004	$31,850	$86,671	$59,313

Weighted average common shares outstanding, diluted	65,420	69,642	66,666	64,963

GAAP net income per common share, diluted	$0.46	$0.18	$0.87	$0.25
Non-GAAP net income per common share, diluted	$0.70	$0.47	$1.32	$0.91

Reconciliation of GAAP net income to adjusted EBITDA:
GAAP net income	$29,858	$11,764	$56,497	$16,517
Stock-based compensation	20,558	22,500	40,823	43,510
Transaction-related costs	20	—	270	—
Depreciation and amortization	12,059	13,555	23,802	27,275
Lease and other restructuring charges	1,045	(88)	1,233	2,062
Non-recurring legal settlements	—	—	—	1,750
Provision for income taxes	1,859	1,733	4,973	2,220
Interest and other income, net	(2,611)	(3,666)	(4,778)	(6,826)
Adjusted EBITDA	$62,788	$45,798	$122,820	$86,508

Adjusted EBITDA margin	28.6%	23.5%	28.2%	22.5%

Q2 Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2026	2025
Net cash provided by operating activities	$116,975	$92,172
Purchases of property and equipment	(8,301)	(2,095)
Capitalized software development costs	(13,479)	(10,549)
Free cash flow	$95,195	$79,528

MEDIA CONTACT:	INVESTOR CONTACT:
Jack McBee	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
M: +1-210-854-7974	O: +1-512-682-4463
jack.mcbee@Q2.com	josh.yankovich@Q2.com